UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2025

National Healthcare Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

540 Madison Ave., 27th Floor
New York, NY 10022
__________________________________________________________________________________________________________________________________________________________________________
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (332) 258-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPAP	The Nasdaq Global Market
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	NHPBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Andrew T. Babin as Chief Financial Officer and Treasurer
On November 18, 2025, the Board of Directors (the “Board”) of National Healthcare Properties, Inc. (the “Company”) appointed Andrew T. Babin to serve as the Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer) of the Company, effective on November 18, 2025.
Mr. Babin, 42, previously served as Head of Financial Strategy and Investor Relations for Medical Properties Trust, Inc. (NYSE: MPT). His role included leadership of the investor relations department and financial forecasting functions as well as frequent involvement in capital markets activities. Prior to Medical Properties Trust, Mr. Babin served as Director - Senior Research Analyst at Robert W. Baird & Co., Inc. and covered over 20 healthcare, multifamily and alternative residential REITs at the end of his more than five-year tenure. Prior to Baird, Mr. Babin was a Senior Analyst at CBRE Clarion Real Estate Securities for nearly nine years with responsibilities spanning several North American real estate segments. He is a CFA Charterholder and Certified Management Accountant and holds a Bachelor of Arts in Economics from Middlebury College.
In connection with his appointment as the Chief Financial Officer and Treasurer of the Company, Mr. Babin and the Company have entered into an employment agreement (the “Employment Agreement”), which sets forth the terms and conditions of his employment and is effective as of November 18, 2025 (the “Effective Date”).
Pursuant to the Employment Agreement, Mr. Babin is entitled to an annual base salary of $400,000 and is eligible to participate in the Company’s annual incentive program with a target annual bonus opportunity of $350,000 (the “Target Annual Bonus”), which may be higher or lower depending on the Company’s results as determined by the Company’s Compensation Committee (the “Compensation Committee”) of the Board; for calendar year 2025, Mr. Babin’s annual bonus shall be prorated based on the actual number of days worked in 2025.
Subject to Mr. Babin’s continued employment through the applicable grant date, Mr. Babin shall be eligible to receive long-term equity incentive awards on an annual basis at the Compensation Committee’s discretion. For fiscal year 2026, Mr. Babin’s long-term incentive awards shall have a target grant date fair value of no less than $600,000 and are expected to consist of (i) an award of time-based restricted shares of the Company’s common stock, par value $0.01 (the “Common Stock”) (the “Time-Based Awards”), and (ii) an award of performance-based restricted stock units relating to Common Stock (the “Performance-Based Award” and, together with the Time-Based Award, the “2026 Awards”), subject to the discretion of the Compensation Committee, provided that no less than 50% of the 2026 Awards shall be Time-Based Awards. The 2026 Awards will be granted under, and will be subject to, the terms of the Company’s 2025 Omnibus Incentive Compensation Plan (the “Plan”).
In addition, Mr. Babin shall be granted an award of time-based restricted Common Stock with a grant date fair value of $200,000 based on the Company’s most recent net asset value prior to grant date (the “One-Time Award”). Subject to Mr. Babin’s continuous employment through the applicable vesting date (and except as otherwise provided in the Employment Agreement), the One-Time Award will vest in ratable annual installments over a three-year period. The One-Time Award will be granted under, and will be subject to, the terms of the Plan.
The Employment Agreement may be terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Babin pursuant to a Voluntary Resignation (as defined in the Employment Agreement), provided that the applicable party gives 30 days’ prior written notice to Mr. Babin or the Company, as the case may be.
In the event Mr. Babin resigns for Good Reason or the Company terminates his employment without Cause (each as defined in the Employment Agreement) in either case outside of the Change in Control Period (as defined in the Employment Agreement), he is entitled to receive the following payments and benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in the Company’s favor and continued compliance with the restrictive covenants contained in the Employment Agreement: (i) any accrued but unpaid annual bonus for the year prior to the year of termination, (ii) the partial accelerated vesting of unvested time-based equity awards as of the termination date with respect to the same number of shares that would have vested if Mr. Babin had continued in employment for one year after the termination date (clauses (i) and (ii), collectively, the “Base Benefits”), (iii) an amount of cash (the “Severance Payment”) equal to 1.0 times Mr. Babin’s then current base salary, payable in the form of salary continuation in regular installments, in accordance with the Company’s normal payroll practices, over a period of 24 months from the termination date, and (iv) reimbursement for his healthcare insurance premiums for a period of up to 12 months. In the event Mr. Babin resigns for Good Reason or the Company terminates his employment without Cause in either case during the Change in Control Period, Mr. Babin shall be entitled to the foregoing benefits, except that (i) the Severance Payment shall equal 2.0 times the sum of (a) Mr. Babin’s then current base salary and (b) his Target Annual Bonus of his then-current calendar year, and such Severance Payment shall be paid in a lump sum within 60 days following the date of termination, and (ii) Mr. Babin shall be entitled to the accelerated vesting of all unvested time-based equity awards as of the termination date. In the event of Mr. Babin’s termination due to his death or Disability (as defined in the Employment Agreement), in addition to accrued obligations, he or his estate, as applicable, shall be entitled to receive the Base Benefits and a pro rata annual bonus for the year in which the date of termination occurs.
The Employment Agreement contains customary restrictive covenants, including a non-disclosure covenant, a mutual non-disparagement covenant and non-competition, customer non-solicitation and employee non-solicitation covenants.
The foregoing description of the Employment Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.
There are no family relationships between Mr. Babin and any director or executive officer of the Company, and Mr. Babin does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Babin and any other persons pursuant to which he was selected as Chief Financial Officer and Treasurer of the Company.
Resignation of Scott M. Lappetito as Chief Financial Officer and Treasurer
On November 18, 2025, Scott M. Lappetito tendered his resignation as the Company’s Chief Financial Officer and Treasurer, with such resignation becoming effective on such date (the “Separation Date”). Mr. Lappetito’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s management, operations, policies or practices, including financial matters.
In connection with his resignation from the Company, on the Separation Date, Mr. Lappetito executed a separation and general release agreement (the “Separation Agreement”) with the Company in exchange for certain benefits, including: (a) the sum of (i) a cash severance payment equal to the sum of his base salary and target annual bonus for 2025 and (ii) his guaranteed target annual bonus for 2025; (b) full vesting of his time-based equity incentive awards; (c) the continued vesting until the end of the applicable performance period for a pro-rated portion of his performance-based equity incentive awards; and (d) payment of Mr. Lappetito’s premiums for continued health benefits provided under COBRA for a period of up to 18 months following the Separation Date. Among other things, Mr. Lappetito is subject to certain non-solicitation and non-competition covenants for a period of 12 months following the Separation Date. Subject to certain exceptions and limitations, the Separation Agreement additionally includes a customary general release of claims by Mr. Lappetito in favor of the Company and certain related persons and parties, and customary confidentiality and mutual non-disparagement provisions.
The foregoing description of the Separation Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.
Item 7.01 Regulation FD Disclosure.

The Company issued a press release on November 18, 2025, announcing the appointment of Mr. Babin as the Chief Financial Officer and Treasurer of the Company. A copy of that press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated November 18, 2025, by and between the Company and Andrew T. Babin
10.2	Separation and General Release Agreement, dated November 18, 2025, by and between the Company and Scott M. Lappetito
99.1	Press Release of National Healthcare Properties, Inc. dated November 18, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date: November 18, 2025	By:	/s/ Michael Anderson
Michael Anderson Chief Executive Officer and President